Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CELL-NIQUE CORPORATION.

We hereby consent to the use in the Registration Statement of Form S-1/A of our report dated November 4, 2009, relating to the financial statements of Cell-nique Corporation for the 6 months ending June 30th, 2009 and years ended December 31, 2008 and 2007. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Randy Gruber, CPA
GRUBER & COMPANY, LLC

LAKE SAINT LOUIS, MISSOURI
November 4, 2009